                                                                     EXHIBIT 4.5

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                               AVISTA CORPORATION

                                       TO

                           JPMORGAN CHASE BANK, N.A.,

                                                TRUSTEE

                             -----------------------

                          SUPPLEMENTAL INDENTURE NO. 1

                          DATED AS OF DECEMBER 1, 2004

                                 SUPPLEMENTAL TO
                      INDENTURE, DATED AS OF APRIL 1, 1998

                             -----------------------

                               DELIVERY TO TRUSTEE

                                       OF
                  FIRST MORTGAGE BONDS, COLLATERAL SERIES 2004A

                             -----------------------

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      SUPPLEMENTAL INDENTURE NO. 1, dated as of December 1, 2004, between AVISTA
CORPORATION, a corporation organized and existing under the laws of the State of Washington (hereinafter sometimes called the "Company"), and JPMORGAN CHASE
BANK, N.A., a national banking corporation and successor to The Chase Manhattan Bank, trustee (hereinafter sometimes called the "Trustee"), under the Indenture, dated as of April 1, 1998 (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 1 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the "Indenture."

                             RECITALS OF THE COMPANY

      The Original Indenture was duly authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities; to be issued in one or more series as contemplated therein;

      The Company has heretofore executed and delivered to the Trustee the Series C Officer's Certificate establishing the Series C Notes (as such terms are hereinafter defined) as a series of Securities under the Indenture; and the Company has heretofore issued, and there remain outstanding, the Series C Notes as set forth in Schedule A hereto.

      The Company has heretofore established and issued hereunder Securities in addition to the Series C Notes, but none of such additional Securities remain Outstanding.

      The Company desires to deliver to the Trustee, as Secured Obligations (as hereinafter defined), $88,850,000 in aggregate principal amount of its First Mortgage Bonds, Collateral Series 2004A, issued under the Mortgage.

      The Company further desires to set forth the terms and conditions under which Collateral Bonds (as hereinafter defined) shall be delivered to and held by the Trustee.

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH, that, in consideration of the premises and of the purchase of the Benefitted Securities (as hereinafter defined) by the Holders thereof, and in order to provide for the delivery to the Trustee of the Company's First Mortgage Bonds, Collateral Series 2004A, and to set forth the terms and conditions relating to the surrender, transfer and voting of, the application of payments on and other matters in respect of, the Collateral Bonds (as hereinafter defined), the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all Holders of Benefitted Securities from time to time Outstanding, as follows:

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                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01.     TERMS DEFINED IN ORIGINAL INDENTURE.

      All capitalized terms used herein without definition have the meanings assigned thereto in the Original Indenture.

SECTION 1.02.     TERMS DEFINED IN SERIES C OFFICER'S CERTIFICATE.

The terms

            "BENEFITTED SECURITIES"
            "DEBT"
            "EXCEPTED PROPERTY"
            "LIEN"
            "PERMITTED SECURED DEBT"
            "SECURED OBLIGATIONS"

have the meanings assigned thereto in the Series C Officer's Certificate.

SECTION 1.03.     ADDITIONAL TERMS.

      The following additional terms have the meanings indicated, unless the context otherwise requires:

      "COLLATERAL BONDS" means the First Mortgage Bonds, Collateral Series 2004A, and all other bonds issued and authenticated under the Mortgage and delivered to and held by the Trustee as Secured Obligations.

      "MORTGAGE" means the Mortgage and Deed of Trust, dated as of June 1, 1939, between the Company and Citibank, N.A., successor trustee, as amended and supplemented.

      "MORTGAGE TRUSTEE" means the trustee under the Mortgage.

      "SERIES C NOTES" means the Company's Medium-Term Notes, Series C, established as a series of Securities under the Indenture.

      "SERIES C OFFICER'S CERTIFICATE" means the Officer's Certificate, dated April 24, 1998, executed by an Authorized Officer of the Company and delivered to the Trustee, establishing the Series C Notes as a series of Securities under the Indenture.

                                       2
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                                   ARTICLE TWO

                              THE COLLATERAL BONDS

SECTION 2.01.     DELIVERY OF COLLATERAL BONDS

            (a) In order to provide the benefit of the lien of the Mortgage to secure the obligation of the Company to pay the principal of the Benefitted Securities, the Company hereby delivers to the Trustee its First Mortgage Bonds, Collateral Series 2004A issued, authenticated and delivered under the Mortgage in the respective principal amounts, and with the respective stated maturity dates, set forth below:

Aggregate Principal Amount            Stated Maturity Date
--------------------------            --------------------
        $13,850,000                   December 10, 2007
         25,000,000                   December 10, 2007
         25,000,000                   October 26, 2010
         25,000,000                   June 19, 2028
        -----------
        $88,850,000

      The First Mortgage Bonds, Collateral Series 2004A, do not bear interest.

      The Trustee hereby acknowledges receipt of the First Mortgage Bonds, Collateral Series 2004A.

            (b) It is recognized that the Company may establish one or more additional series of Benefitted Securities under the Indenture after the date hereof and, in connection with the establishment of each such series of Benefitted Securities, deliver to the Trustee, as Secured Obligations, additional Collateral Bonds of one or more series, as contemplated in the Series C Officer's Certificate and as to be so contemplated in the Officer's Certificate establishing such additional series of Benefitted Securities. All Collateral Bonds delivered to the Trustee are and are to be so delivered to, and shall be held by, the Trustee subject to the terms and provisions set forth in this Article Two.

SECTION 2.02.     REGISTRATION AND OWNERSHIP OF COLLATERAL BONDS.

      The Collateral Bonds shall be registered in the name of the Trustee or its nominee and shall be owned and held by the Trustee, subject to the provisions of this Indenture, for the benefit of the Holders of all Benefitted Securities from time to time Outstanding, and the Company shall have no interest therein. The Trustee shall be entitled to exercise all rights of securityholders under the Mortgage either in its discretion or as otherwise provided in this Supplemented Indenture.

SECTION 2.03.     PAYMENTS ON COLLATERAL BONDS.

            (a) Any payment by the Company of principal of or premium or interest on the Collateral Bonds of any series and stated maturity shall be applied by the Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the Benefitted Securities of the corresponding series and Stated Maturity which

                                       3
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is then due, and, to the extent of such application, the obligation of the
Company hereunder to make such payment in respect of such Benefitted Securities shall be deemed to have been satisfied and discharged.

      If, at the time of any such payment of principal of Collateral Bonds of any series and stated maturity, there shall be no principal then due in respect of the Benefitted Securities of the corresponding series and stated maturity, such payment in respect of the Collateral Bonds shall be held by the Trustee and applied to the payment of principal of such Benefitted Securities from time to time as such principal becomes due. Pending such application, proceeds of the payment of principal of such Collateral Bonds shall, at the direction of the Company evidenced by Company Order, be invested in Eligible Obligations maturing on or prior to the Stated Maturity of such Benefitted Securities; it being understood that, subject to the terms and provisions of Article Six of the Original Indenture, such proceeds, together with other moneys deposited with or held by the Trustee, may be applied as provided in said Article Six.

      If, at the time of any such payment of premium or interest on Collateral Bonds of any series and stated maturity, there shall be no premium or interest, as the case may be, then due in respect of the Benefitted Securities of the corresponding series and maturity, such payment in respect of such Collateral Bonds shall be remitted to the Company upon receipt by the Trustee of a Company Order requesting the same, together with an Officer's Certificate stating that no Event of Default has occurred and is continuing; provided, however, that, if an Event of Default shall have occurred and be continuing, such proceeds shall be held by the Trustee until such Event of Default shall have been cured or waived.

            (b) Any payment by the Company hereunder of principal of or premium or interest on Benefitted Securities of any series and Stated Maturity (other than by the application of the proceeds of a payment in respect of Collateral Bonds) shall, to the extent thereof, be deemed, for all purposes of the Indenture, to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of the Collateral Bonds of the corresponding series and maturity which is then due.

            (c)   (i)   The Trustee hereby waives notice of any mandatory
redemption of Collateral Bonds.

                  (ii) The Trustee hereby waives notice of any optional redemption of Collateral Bonds, as such notice would otherwise be required by the Mortgage; provided, however, that in the event of any such optional redemption, the Company shall, not less than three Business Days prior to the Redemption Date, provide written notice to the Trustee of such optional redemption in the manner set forth in Section 105 of the Indenture.

                                       4
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SECTION 2.04.     SURRENDER OF COLLATERAL BONDS.

      At the time any Benefitted Securities of any series and stated maturity cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of Collateral Bonds), the Trustee shall surrender to, or upon the order of, the Company an equal principal amount of Collateral Bonds of the corresponding series and maturity.

SECTION 2.05.     NO TRANSFER OF COLLATERAL BONDS.

      Anything in the Indenture to the contrary notwithstanding, the Trustee shall not sell, assign or otherwise transfer any Collateral Bonds except to a successor trustee under the Indenture and except as provided in Section 2.04. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the placing of a legend on each such Collateral Bond and the issuance of stop-transfer instructions to the Mortgage Trustee or any other transfer agent under the Mortgage.

SECTION 2.06.     VOTING OF COLLATERAL BONDS.

      The Trustee shall, as the holder of the Collateral Bonds, attend such meeting or meetings of bondholders under the Mortgage or, at its option, deliver its proxy in connection therewith, as relate to matters with respect to which it, as such holder, is entitled to vote or consent. So long as no Event of Default under the Indenture shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the Collateral Bonds outstanding under the Mortgage is sought without a meeting, the Trustee shall vote as holder of the Collateral Bonds, or shall consent with respect thereto, proportionately with the vote or consent of the holders of all other bonds outstanding under the Mortgage the holders of which are eligible to vote or consent, as indicated in a Mortgage Bondholder's Certificate delivered to the Trustee; provided, however, that the Trustee shall not so vote in favor of, or so consent to, any amendment or modification of the Mortgage which, if it were an amendment or modification of the Indenture, would require the consent of Holders, without the prior consent, obtained in the manner prescribed in Section 1102 of the Original Indenture, of Holders of Securities which would be required under said Section 1102 for such an amendment or modification of the Indenture.

      For purposes of this Section, "Mortgage Bondholder's Certificate" means a certificate signed by the temporary chairman, the temporary secretary, the permanent chairman, the permanent secretary, or an inspector of votes at any meeting or meetings of bondholders under the Mortgage, or by the Mortgage Trustee in the case of consents of such bondholders which are sought without a meeting, which states what the signer thereof reasonably believes will be the proportionate votes or consents of the holders of all bonds (other than the Collateral Bonds delivered to and held by the Trustee) outstanding under the Mortgage and counted for the purposes of determining whether such bondholders have approved or consented to the matter put before them.

                                       5
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SECTION 2.07.     DISCHARGE OF MORTGAGE.

      The Trustee shall surrender for cancellation to the Mortgage Trustee all Collateral Bonds then held by it upon receipt by the Trustee of:

            (a) a Company Order requesting such surrender for cancellation of such Collateral Bonds;

            (b) an Officer's Certificate to the effect that no bonds are outstanding under the Mortgage other than Collateral Bonds held by the Trustee and that promptly upon such surrender the Mortgage will be satisfied and discharged pursuant to the terms thereof;

            (c) an Opinion of Counsel to the effect that, or a report of a title insurance company demonstrating that, upon satisfaction and discharge of the Mortgage, the property formerly subject to the Lien of Mortgage, to the extent the same is property of the Company and does not constitute Excepted Property, will be subject to no Lien which secures Debt other than Permitted Secured Debt; and

            (d) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel or title report delivered pursuant to clause (c) above.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

SECTION 3.01.     MISCELLANEOUS

      This Supplemental Indenture No. 1 is a supplement to the Indenture. As supplemented by this Supplemental Indenture No. 1, the Indenture is in all respects ratified, approved and confirmed, and the Indenture and this Supplemental Indenture No. 1 shall together constitute one and the same instrument.

      The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 1.

                                       6
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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture No. 1 to be duly executed as of the day and year first above written.

                                       AVISTA CORPORATION

                                       By: /s/ Malyn K. Malquist
                                          ------------------------------------
                                          Name:  Malyn K. Malqist
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Treasurer

                                       JPMORGAN CHASE BANK, N.A., Trustee

                                       By:  /s/ James V. Myers
                                          ------------------------------------
                                          Name:  James V. Myers
                                          Title: Vice President

                                                                      SCHEDULE A

                        BENEFITTED SECURITIES OUTSTANDING

SERIES OF               SERIES             PRINCIPAL
SECURITIES           DESIGNATION             AMOUNT           STATED MATURITY
----------           -----------             ------           ---------------
    1              Medium-Term
                   Notes, Series C        $13,850,000          Dec. 10, 2007
                                           25,000,000          Dec. 10, 2007
                                           25,000,000          Oct. 26, 2010
                                           25,000,000          June 19, 2008
                                          -----------
                                          $88,850,000